UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2021

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Congress Avenue, Suite 2400
Austin, Texas 78701
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2021, Energy Transfer LP (“ET”), the sole member of USA Compression GP, LLC (the “General Partner”), the general partner of USA Compression Partners, LP (the “Partnership”), increased the size of the board and appointed W. Brett Smith to serve as a director on the board of directors of the General Partner (the “Board”). In connection with Mr. Smith’s appointment, the Board appointed Mr. Smith to serve on the audit and compensation committees of the Board. Mr. Smith will serve on these committees in addition to the current members of such committees.
There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he will serve as a director. As an outside director, Mr. Smith will receive compensation from the Partnership for his service as a director on the Board and its committees pursuant to the General Partner’s Amended and Restated Outside Director Compensation Policy, as described in the Partnership’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 16, 2021, including an award of 2,500 phantom units upon his appointment to the Board. There are no relationships between Mr. Smith and the General Partner or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	May 4, 2021	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary